ALGERNON NEUROSCIENCE INC.

Stock Option Plan

EFFECTIVE: JANUARY 21, 2025

- ii -

STOCK OPTION PLAN

PART 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions.  As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

(a) "Administrator" means such Executive or Employee of the Corporation as may be designated by the Committee from time to time, or, if no such person is appointed, the Committee itself;

(b) "Agent" has the meaning ascribed to such term in Subsection 4.4(a);

(c) "Board" means the board of directors of the Corporation;

(d) "Change of Control" means an occurrence when either:

(i) a Person, together with all "affiliates" and "associates", as those terms are defined in the Business Corporations Act (British Columbia), comes to beneficially own greater than 50% of the voting shares of the Corporation, where such Person owned 50% or less of the voting shares of the Corporation immediately prior to such occurrence; or

(ii) a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the Corporation are not individuals nominated by the Corporation's then-incumbent Board;

(e) "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder;

(f) "Committee" means a committee of the Board to which the responsibility of approving the grant of stock options has been delegated, or if no such committee is appointed, the Board itself.

(g) "Consultant" means an individual who:

(i) is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or any Subsidiary other than services provided in relation to a "distribution" (as that term is described in the Securities Act);

(ii) provides the services under a written contract between the Corporation or any Subsidiary and the individual or a Consultant Entity (as defined in Paragraph (f)(v) below);

(iii) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or any Subsidiary; and

(iv) has a relationship with the Corporation or any Subsidiary that enables the individual to be knowledgeable about the business and affairs of the Corporation or is otherwise permitted by applicable Regulatory Rules to be granted Options as a Consultant or as an equivalent thereof, and includes:

(v) a corporation of which the individual is an employee or shareholder or a partnership of which the individual is an employee or partner (a "Consultant Entity"); or

(vi) an RRSP or RRIF established by or for the individual under which he or she is the beneficiary.

(h) "Corporation" means Algernon Neuroscience Inc., a corporation incorporated under the laws of the Province of British Columbia;

(i) "Disability" means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months, and which causes an individual to be unable to engage in any substantial gainful activity, or any other condition of impairment that the Committee, acting reasonably, determines constitutes a disability;

(j) "Employee" means:

(i) an individual who works full-time or part-time for the Corporation or any Subsidiary and such other individual as may, from time to time, be permitted by applicable Regulatory Rules to be granted Options as an employee or as an equivalent thereto; or

(ii) an individual who works for the Corporation or any Subsidiary either full-time or on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or any Subsidiary over the details and methods of work as an employee of the Corporation or any Subsidiary, but for whom income tax deductions are not made at source, and includes:

(i) a corporation wholly-owned by such individual; and

(ii) any RRSP or RRIF established by or for such individual under which he or she is the beneficiary;

(k) "Executive" means an individual who is a director or officer of the Corporation or a Subsidiary, and includes:

(i) a corporation wholly-owned by such individual; and

(ii) any RRSP or RRIF established by or for such individual under which he or she is the beneficiary;

(l) "Exercise Notice" means the written notice of the exercise of an Option, in the form set out as Schedule "B" hereto, duly executed by the Option Holder;

(m) "Exercise Period" means the period during which vested  portions of a particular Option may be exercised and is the period from and including the date of Vesting of such Option through to and including the Expiry Time on the Expiry Date provided, however, that no Option can be exercised unless and until any necessary approvals of the Regulatory Authorities have been obtained;

(n) "Exercise Price" means the price at which an Option is exercisable as determined in accordance with Section 4.3;

(o) "Expiry Date" means the date the Option expires as determined in accordance with Section 4.3;

(p) "Expiry Time" means the time the Option expires on the Expiry Date, which is 5:00 p.m. local time in Vancouver, British Columbia, on the Expiry Date;

(q) "Going Public Transaction" means either or both of:

(i) the Corporation becoming a "reporting issuer" as defined in Section 1 of the Securities Act, or where, in the opinion of the Committee, the Corporation is to become the equivalent in another jurisdiction or under another corporate or securities law statute, and

(ii) the Corporation completing an initial or secondary public offering or other equivalent of the Corporation's securities by the securityholders of the Corporation following the issuance of a receipt by the applicable securities regulator for a final prospectus in connection with such public offering; provided, however, that upon completion of the public offering, the shares of the Corporation are posted for trading on a recognized exchange or other organized trading facility, including the Canadian Securities Exchange, Toronto Stock Exchange, TSX Venture Exchange, New York Stock Exchange or other equivalent.

For greater certainty, a Going Public Transaction for the purposes of this Plan shall also include a reverse takeover or back-door listing on a recognized stock exchange or other organized trading facility;

(r) "Grant Date" means the date on which the Committee grants a particular Option, which is the date the Option comes into effect;

(s) "Incentive Stock Option" means an option granted under Section 3.2 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision;

(t) "Market Value" means the market value of the Shares, as determined in accordance with Section 4.3;

(u) "Non-Qualified Stock Option" means an option granted under Section 3.2 of the Plan that is not intended to be an Incentive Stock Option;

(v) "Option" means an incentive share purchase option granted pursuant to the Plan entitling the Option Holder to purchase Shares of the Corporation;

(w) "Option Certificate" means the certificate, in substantially the form set out as Schedule "A" hereto, evidencing the Option;

(x) "Option Holder" means a Person who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

(y) "Other International Jurisdiction" means a country other than Canada or the United States;

(z) "Offshore Person" means an Option Holder that is (i) a resident in a Other International Jurisdiction, (ii) is regulated or otherwise governed by the securities laws of a Other International Jurisdiction, or (iii) is deemed by the Committee, in its sole discretion, to meet the foregoing definitions in (i) or (ii);

(aa) "Person" means an individual, natural person, corporation, government or political subdivision or agency of a government, and where two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed to be a Person;

(bb) "Personal Representative" means:

(i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so, and

(ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

(cc) "Plan" means this stock option plan as from time to time amended;

(dd) "Regulatory Authorities" means all organized trading facilities on which the Shares are listed, and all securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation, the Plan or the Options granted from time to time hereunder;

(ee) "Regulatory Rules" means all corporate and securities laws, regulations, rules, policies, notices, instruments and other orders of any kind whatsoever which may, from time to time, apply to the implementation, operation or amendment of the Plan or the Options granted from time to time hereunder including, without limitation, those of the applicable Regulatory Authorities;

(ff) "Securities Act" means the Securities Act (British Columbia), RSBC 1996, c.418 as from time to time amended;

(gg) "Share" or "Shares" means, as the case may be, Common Shares in the authorized share structure of the Corporation;

(hh) "Shareholders' Agreement" means the shareholders' agreement or voting trust agreement in force and effect as at the date of this Plan, if any, or any shareholders' agreement or voting trust agreement in place at the time of exercise of an Option Holder's Options and generally applicable to holders of Shares and/or any grouping of Option Holders or shareholders as determined by the Corporation or the Committee, in its sole discretion, from time to time.

(ii) "Subsidiary" means a wholly-owned or controlled subsidiary corporation of the Corporation;

(jj) "Triggering Event" means:

(i) the proposed dissolution, liquidation or wind-up of the Corporation,

(ii) a proposed merger, amalgamation, arrangement or reorganization of the Corporation with one or more corporations as a result of which, immediately following such event, the shareholders of the Corporation as a group, as they were immediately before such event, are expected to hold less than a majority of the outstanding capital stock of the surviving corporation,

(iii) the proposed acquisition of all or substantially all of the issued and outstanding shares of the Corporation by one or more Persons,

(iv) a proposed Change of Control of the Corporation,

(v) a proposed Going Public Transaction,

(vi) the proposed sale or other disposition of all or substantially all of the assets of the Corporation, or

(vii) a proposed material alteration of the capital structure of the Corporation which, in the opinion of the Committee, is of such a nature that it is not practical or feasible to make adjustments to the Plan or to the Options granted hereunder to permit the Plan and Options granted hereunder to stay in effect;

(kk) "United States" or "U.S." means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(ll) "U.S. Option Holder" means an Option Holder who is:

(i) (A) a U.S. Person or (B) acting on behalf of a U.S. Person or a Person in the United States, or (iii)

(ii) in the United States at the time, (A) an Option is granted to such Option Holder or (B) the Option Holder exercises an Option, or

(iii) who is otherwise subject to the U.S. Securities Act;

(mm) (i) is a U.S. Person, (ii) is purchasing Shares on behalf of a U.S. Person or a person in the United States, (iii) receives or received an offer of the Shares while in the United States, (iv) is or was in the United States at the time the Option Holder's buy order was made or their Exercise Notice was executed or delivered, or (v) otherwise subject to the U.S. Securities Act.

(nn) "U.S. Person" has the meaning set forth in Rule 902(k) of Regulation S under the U.S. Securities Act. Without limiting the foregoing, but for greater clarity in this Plan, a U.S. Person includes, subject to the exclusions set forth in Regulation S: (i) any natural person resident in the United States; (ii) any partnership, limited liability company or corporation organized or incorporated under the laws of the United States; (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person; (iv) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (v) any partnership or corporation organized or incorporated under the laws of any non-U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by U.S. "accredited investors" (as defined by Rule 501(a) of Regulation D adopted pursuant to the U.S. Securities Act) who are not natural persons, estates or trusts;

(oo) "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(pp) "Vest" or "Vesting" means that a portion of the Option granted to the Option Holder is available to be exercised by the Option Holder at any time and from time; and

(qq) "Vesting Schedule" means the schedule according to which portions of an Option Vest, and may, without limitation, include (i) fixed dates or time periods following the Grant Date, and/or (ii) events upon which Vesting is contingent.

1.2 Choice of Law.  The Plan is established under, and the provisions of the Plan shall be subject to and interpreted and construed solely in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein without giving effect to the conflicts of laws principles thereof and without reference to the laws of any other jurisdiction. The Corporation and each Option Holder hereby attorn to the jurisdiction of the Courts of British Columbia.

1.3 Interpretation.  The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

PART 2
NUMBER OF SHARES UNDER PLAN

2.1 Number of Shares.  Subject to Section 2.2 and Section 10.3, the maximum number of Shares available for purchase pursuant to Options granted pursuant to the Plan will not exceed 10% of the total number of Shares issued and outstanding on a fully-diluted basis, calculated as of each Grant Date. The maximum number of Shares reserved and available for grant and issuance pursuant to this Plan may be increased at any time with the approval of the Board. Subject to Section 2.2 and Section 10.3, if any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of such expired or terminated Option shall again be available for the purposes of granting Options pursuant to the Plan.

2.2 Adjustment of Shares.  In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, consolidation, combination, reclassification or similar change in the capital structure of the Corporation without consideration, then:

(a) the number of Shares reserved for issuance under the Plan; and

(b) the number of Shares subject to outstanding Options; and

(c) the Exercise Price of outstanding Options;

will be proportionately adjusted to reflect such change, subject to any required action by the Board or the shareholders of the Corporation and in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be: (i) paid in cash at the fair market value on the date of such aforementioned event; or (ii) rounded down to the nearest whole Share, as determined by the Committee.

2.3 Board to Approve Issuance of Shares.  The Board shall approve by resolution the issuance of all Shares to be issued to Option Holders upon the exercise of Options, such authorization to be deemed effective as of the Grant Date of such Options regardless of when it is actually done, and no additional resolution will be required of the Board upon the exercise of such Options.  The Board shall be entitled to approve the issuance of Shares in advance of the Grant Date, retroactively after the Grant Date, or by a general approval of the Plan.

2.4 Fractional Shares.  No fractional shares shall be issued upon the exercise of any Option and, if as a result of any adjustment, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made for the fractional interest.

PART 3
PURPOSE AND PARTICIPATION

3.1 Purpose of Plan.  The purpose of the Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Executives, Employees and Consultants, to incentivize such individuals to contribute toward the long term goals of the Corporation, and to encourage such individuals to acquire Shares of the Corporation as long term investments.

3.2 Grant of Options.  The Committee shall, from time to time in its sole discretion, grant Options to such Executives, Employees and Consultants and on such terms and conditions as are permitted under the Plan and the Regulatory Rules.  Notwithstanding the foregoing, the Committee shall not grant Options to, or permit the exercise of any Options by, a U.S. Option Holder or Offshore Person, unless, the Committee, upon consultation with counsel, determines that the Options and the Shares issuable upon exercise of such Options will be issued in compliance with applicable Canadian laws, U.S. laws, including the U.S. Securities Act and/or the laws of any Other International Jurisdiction.

Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(a) The Committee will not grant Incentive Stock Options in which the aggregate Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Executive, Employee or Consultant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000;

(b) Subject to adjustment pursuant to Section 2.2, the maximum number of Shares that may be issued pursuant to Incentive Stock Options shall not exceed 10% of the number of Shares outstanding;

(c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company;

(d) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to an Executive, Employee or Consultant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant;

(e) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to an Executive, Employee or Consultant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Market Value of a Share on the date of grant of the Incentive Stock Option; and

(f) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

3.3 Record of Options Granted.  The Committee shall be responsible to maintain a record of all Options granted under the Plan and such record shall contain, in respect of each Option:

(a) the name and address of the Option Holder;

(b) the Grant Date and Expiry Date of the Option;

(c) the number of Shares which may be acquired on the exercise of the Option and the Exercise Price of the Option;

(d) the Vesting Schedule and other additional terms, if any, attached to the Option;

(e) the provision of the Regulatory Rules under which the Option was granted; and

(f) the particulars of each and every time the Option is exercised.

3.4 Effect of Plan.  All Options granted pursuant to the Plan shall be subject to the terms and conditions of the Plan notwithstanding the fact that the Option Certificates issued in respect thereof do not expressly contain such terms and conditions but instead incorporate them by reference to the Plan.  The Option Certificates will be issued for convenience only and in the case of a dispute with regard to any matter in respect thereof, the provisions of this Plan and the records of the Corporation shall prevail over the terms and conditions in the Option Certificate, save and except where this Plan notes that such term is to be set out in the Option Certificate.

3.5 Notification of Grant.  Following the granting of an Option, the Administrator shall, within a reasonable period of time, notify the Option Holder in writing of the grant and shall enclose with such notice the Option Certificate, or a electronic copy thereof, representing the Option so granted.  In no case will the Corporation be required to deliver an Option Certificate to an Option Holder until such time as the Corporation has obtained any necessary approvals of the Regulatory Authorities for the grant of the Option.

3.6 Copy of Plan.  Each Option Holder, concurrently with the notice of the grant of the Option, shall be provided with a copy of the Plan.  A copy of any amendment to the Plan shall be provided by the Administrator to each Option Holder in due course following such amendment.

3.7 Limitation on Service.  The Plan does not give any Option Holder that is an Executive the right to serve or continue to serve as an Executive, nor does it give any Option Holder that is an Employee, or Consultant the right to be or to continue to be employed or engaged by the Corporation or any Subsidiary.

3.8 No Obligation to Exercise.  Option Holders shall be under no obligation to exercise Options granted under the Plan.

3.9 Agreement.  The Corporation and every Option Holder granted an Option hereunder shall be bound by and subject to the terms and conditions of the Plan.  By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Corporation to be bound by the terms and conditions of the Plan.  If the Option Holder receives his, her or its Options pursuant to an oral or written agreement with the Corporation or a Subsidiary, whether such agreement is an employment agreement, consulting agreement or any other kind of agreement of any kind whatsoever, the Option Holder acknowledges that in the event of any inconsistency between the terms relating to the grant of such Options in that agreement and the terms attaching to the Options as provided for in the Plan, the terms provided for in the Plan shall prevail and the other agreement shall be deemed to have been amended accordingly.

3.10 Notice.  Any notice, delivery or other correspondence of any kind whatsoever to be provided by the Corporation to an Option Holder will be deemed to have been provided if provided to the last home address, fax number or email address of the Option Holder in the records of the Corporation and the Corporation shall be under no obligation to confirm receipt or delivery.

PART 4
TERMS AND CONDITIONS OF OPTIONS

4.1 Exercise Period of Option.  Subject to Section 4.3, the Grant Date and the Expiry Date of an Option shall be the dates fixed by the Committee at the time the Option is granted and shall be set out in the Option Certificate issued in respect of such Option provided that the Expiry Date shall be no later than the fifth anniversary of the final Vesting of the total Option.

4.2 Number of Shares Under Option.  The number of Shares which may be purchased pursuant to an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option.

4.3 Exercise Price of Option.  The price at which an Option Holder may purchase a Share upon the exercise of an Option will be as set forth in the Option Certificate issued in respect of such Option and, unless otherwise determined by the Committee in its sole discretion, will not be less than the Market Value of the Shares as of the Grant Date.  The Market Value of the Shares for a particular Grant Date will be determined as follows:

(a) for each organized trading facility on which the Shares are listed, Market Value will be the closing trading price of the Shares on the last trading day immediately preceding the Grant Date;

(b) if the Shares are listed on more than one organized trading facility, then Market Value will be the greatest of the Market Values determined for each organized trading facility on which those Shares are listed as determined for each organized trading facility in accordance with Subsection (a) above;

(c) if the Shares are listed on one or more organized trading facility but have not traded during the ten trading day period immediately preceding the Grant Date, then the Market Value will be, subject to the necessary approvals of the applicable Regulatory Authorities, such value as is determined by the Committee; and

(d) if the Shares are not listed on any organized trading facility, then the Market Value will be, subject to the necessary approvals of the applicable Regulatory Authorities, such value as is determined by the Committee.

Notwithstanding anything else contained herein, in no case will the Market Value be less than the minimum prescribed by each of the organized trading facilities as would apply to the Grant Date in question.  If the Options granted are granted as Market Value Options, if at any time after the Grant Date, Canada Revenue Agency makes a determination, assesses or proposes a re-assessment on the basis that the Exercise Price was not equal to or in excess of the Market Value of the Shares issuable pursuant to the exercise of the Option as of the Grant Date, then the Exercise Price shall be adjusted to the Market Value as of the Grant Date and the Option Holder shall pay the Corporation the difference between the Exercise Price and the Market Value of such Shares.

4.4 Termination of Option.  Subject to such terms or conditions that may be attached to the Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period.  Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the Expiry Time on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Committee at the time the Option is granted as set out in the Option Certificate and the date established, if applicable, in Section 5.2 and Section 5.3 of the Plan, except as follows:

(a) Ceasing to Hold Office - If the Option Holder is an Executive, or an employee, consultant, director, shareholder or beneficiary (the "Agent") of the Option Holder is an Executive of the Corporation or a Subsidiary, and such Option Holder or Agent ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise provided for in the Option Certificate, 60 days following the date the Option Holder or Agent ceases to hold such position, unless the Option Holder or Agent ceases to hold such position as a result of:

(i) ceasing to meet the qualifications set forth in the corporate legislation applicable to the Corporation or Subsidiary;

(ii) in the case of an Executive who is a director of the Corporation or any Subsidiary, a special resolution having been passed by the shareholders of the Corporation removing the Option Holder as a director of the Corporation or any Subsidiary;

(iii) in the case of an Executive who is an officer of the Corporation or any Subsidiary, (A) termination for cause of such officer or (B) resigning or terminating his or her position; or

(iv) an order made by any Regulatory Authority having jurisdiction to so order;

in which case the Expiry Date shall be the date the Option Holder or Agent ceases to hold such position; or

(b) Ceasing to be Employed or Engaged - If the Option Holder is an Employee or Consultant, or the Agent of the Option Holder is an Employee or Consultant, and such Option Holder or Agent ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise provided for in the Option Certificate, 60 days following the date the Option Holder or Agent ceases to hold such position, unless the Option Holder or Agent ceases to hold such position as a result of:

(i) termination for cause;

(ii) resigning or terminating his or her position; or

(iii) an order made by any Regulatory Authority having jurisdiction to so order;

in which case the Expiry Date shall be the date the Option Holder or Agent ceases to hold such position.

In the event that the Option Holder ceases to hold the position of Executive, Employee or Consultant for which the Option was originally granted, but comes to hold a different position as an Executive, Employee or Consultant prior to the expiry of the Option, the Committee may, in its sole discretion, choose to permit the Option to stay in place for that Option Holder with such Option then to be treated as being held by that Option Holder in his or her new position and such will not be considered to be an amendment to the Option in question requiring the consent of the Option Holder under Section 9.2 of this Plan.

For the purposes of this Section 4.3, the date the Option Holder or Agent ceases to hold a position of an Executive, Employee or Consultant is the date the Option Holder or Agent is relieved of his, her or its duties from such position notwithstanding the fact that the Option Holder or Agent may be entitled to additional notice under the applicable common or statutory laws of the Province of British Columbia and Canada.

Notwithstanding anything else contained herein, in no case will an Option be exercisable later than the Expiry Date of the Option.

4.5 Vesting of Option and Acceleration.  The Vesting Schedule for an Option, if any, shall be determined by the Committee and shall be set out in the Option Certificate, or an schedule or appendice thereto, issued in respect of the Option.  The Committee may elect, at any time, to accelerate the Vesting Schedule of one or more Options including, without limitation, on a Triggering Event, and such acceleration will not be considered an amendment to the Option in question requiring the consent of the Option Holder under Section 8.2 of the Plan.

4.6 Additional Terms.  Subject to all applicable Regulatory Rules and any necessary approvals of the Regulatory Authorities, the Committee may attach additional terms and conditions to the grant of a particular Option, such terms and conditions to be set out in a schedule or appendice attached to the Option Certificate.  Should the terms and conditions contained in such schedules or appendices be inconsistent with the provisions of the Plan, such terms and conditions will supersede the provisions of the Plan.

PART 5
TRANSFERABILITY OF OPTIONS

5.1 Non-transferable.  Except as otherwise provided in this Part 5, Options are non-assignable and non-transferable.

5.2 Death of Option Holder.  In the event of the Option Holder's death, any Options held by such Option Holder shall pass to the Personal Representative of the Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of six months following the date of death and the applicable Expiry Date.

5.3 Disability of Option Holder.  If the employment or engagement of an Option Holder or Agent of an Option Holder as an Employee or Consultant or the position of an Option Holder or Agent of an Option Holder as an Executive is terminated by the Corporation by reason of such Option Holder's or Agent's Disability, any Options held by such Option Holder shall be exercisable by such Option Holder or by the Personal Representative on or before the date which is the earlier of six months following the termination of employment, engagement or appointment as an Executive and the applicable Expiry Date.

5.4 Vesting.  Unless the Committee determines otherwise, Options held by or exercisable by a Personal Representative shall, during the period before their termination, cease to Vest in accordance with any Vesting Schedule to which such Options are subject, and only those Options vested  at the time of the Option Holder's or Agent's death or Disability, as applicable, will be in effect.

5.5 Deemed Non-Interruption of Engagement.  Employment or engagement by the Corporation shall be deemed to continue intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Option Holder's right to re-employment or re-engagement by the Corporation is guaranteed either by statute or by contract.  If the period of such leave exceeds 90 days and the Option Holder's re-employment or re-engagement is not so guaranteed, then his or her employment or engagement shall be deemed to have terminated on the ninety-first day of such leave.

PART 6
EXERCISE OF OPTION

6.1 Exercise of Option.  An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder.  An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period up to the Expiry Time on the Expiry Date by delivering to the Administrator the required Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft or wire transfer payable to the Corporation in an amount equal to the aggregate Exercise Price of the Shares then being purchased pursuant to the exercise of the Option.

6.2 No Fractional Shares. As set out in Section 2.4 no fractional shares shall be issued upon the exercise of any Option.

6.3 Issuance of Shares. The issuance of Shares is subject to the conditions precedent set out in Part 9.

6.4 Issue of Share Certificates.  As soon as practicable following the receipt of the Exercise Notice and payment in full of the Shares issuable in respect of which the Options were exercised, the Administrator will cause to be issued to the Option Holder a certificate representing the Shares purchased by the Option Holder, and the Corporation shall deposit such certificate in the Corporation's minute book and deliver a copy of such certificate to the Option Holder or such other person (including the Corporation) designated by the Option Holder for delivery, in accordance with the Exercise Notice.  If the number of Shares, as applicable, in respect of which the Option was exercised is less than the number of Shares, as applicable, subject to the Option Certificate surrendered, the Administrator will forward a new Option Certificate, or electronic copy thereof, to the Option Holder concurrently with delivery of the share certificate for the balance of the Shares, as applicable, available under the Option.

6.5 No Rights as Shareholder.  Until the date of the issuance of the certificate for the Shares purchased pursuant to the exercise of an Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option, unless the Committee determines otherwise.  In the event of any dispute over the date of the issuance of the certificates, the decision of the Committee shall be final, conclusive and binding.

6.6 Tax Withholding and Procedures.  Notwithstanding anything else contained in this Plan, the Corporation may, from time to time, implement such procedures and conditions as it determines appropriate with respect to the withholding and remittance of taxes imposed under applicable law, or the funding of related amounts for which liability may arise under such applicable law. Without limiting the generality of the foregoing, an Option Holder who wishes to exercise an Option must, in addition to following the procedures set out in Section 6.1 and elsewhere in this Plan, and as a condition of exercise:

(a) deliver a certified cheque, wire transfer or bank draft payable to the Corporation for the amount determined by the Corporation to be the appropriate amount on account of such taxes or related amounts; or

(b) otherwise ensure, in a manner acceptable to the Corporation (if at all) in its sole and unfettered discretion, that the amount will be securely funded;

(c) and must in all other respects follow any related procedures and conditions imposed by the Corporation.

PART 7
ADMINISTRATION

7.1 Board or Committee.  The Plan shall be administered by the Administrator with oversight by the Committee.

7.2 Quorum and Voting.  A majority of the members of the Committee shall constitute a quorum and, subject to the limitations in this Part 7, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum. If the Committee consists of two members, two members shall then constitute a quorum. Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to that member).  The Committee may approve matters by written resolution signed by a majority of the Committee.

7.3 Powers of Committee.  The Committee (or the Board if no Committee is in place) shall have the authority to do the following:

(a) administer the Plan in accordance with its terms;

(b) appoint or replace the Administrator from time to time;

(c) determine all questions arising in connection with the administration, interpretation and application of the Plan, including all questions relating to the Market Value;

(d) correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(e) prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

(f) determine the duration and purposes of leaves of absence from employment or engagement by the Corporation which may be granted to Option Holders without constituting a termination of employment or engagement for purposes of the Plan;

(g) do the following with respect to the granting of Options:

(i) determine the Executives, Employees or Consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan;

(ii) determine the terms of the Option to be granted to an Option Holder including, without limitation, the Grant Date, Expiry Date, Exercise Price and Vesting Schedule (which need not be identical with the terms of any other Option);

(iii) subject to any necessary approvals of the Regulatory Authorities and Section 8.2, amend the terms of any Options;

(iv) determine when Options shall be granted; and

(v) determine the number of Shares subject to each Option;

(h) accelerate the Vesting Schedule of any Option previously granted; and

(i) make all other determinations necessary or advisable, in its sole discretion, for the administration of the Plan.

7.4 Interpretation by Committee.  The interpretation by the Committee of any of the provisions of the Plan and any determination by it pursuant thereto shall be final, conclusive and binding and shall not be subject to dispute by any Option Holder.  The Committee shall have all powers necessary or appropriate to accomplish its duties under the Plan.  No member of the Committee or any person acting pursuant to authority delegated by it hereunder shall be personally liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Committee and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

PART 8
APPROVALS AND AMENDMENT

8.1 Shareholder Approval of Plan.  If required by a Regulatory Authority or by the Committee, the Plan may be made subject to the approval of such number of the shareholders of the Corporation as prescribed by the Regulatory Authority.  If shareholder approval is required or is being sought by the Committee, any Options granted under the Plan will not be exercisable or binding on the Corporation unless and until such shareholder approval is obtained.

8.2 Amendment of Option or Plan.  Subject to any required approvals of the Regulatory Authorities, the Committee may from time to time amend any existing Option or the Plan or the terms and conditions of any Option thereafter to be granted provided that where such amendment relates to an existing Option and it would:

(a) materially decrease the rights or benefits accruing to an Option Holder; or

(b) materially increase the obligations of an Option Holder;

then, unless otherwise excepted out by a provision of the Plan, the Committee must also obtain the written consent of the Option Holder in question to such amendment.

PART 9
CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES

9.1 Compliance with Laws.  An Option shall not be granted or exercised, and Shares shall not be issued pursuant to the exercise of any Option, unless the grant and exercise of such Option and the issuance and delivery of such Shares comply with all applicable Regulatory Rules, and such Options and Shares will be subject to all applicable trading restrictions in effect pursuant to such Regulatory Rules and the Corporation shall be entitled to legend the Option Certificates and the certificates representing such Shares accordingly.

9.2 Obligation to Obtain Regulatory Approvals.  In administering the Plan, the Committee will seek any approvals of the Regulatory Authorities which may be required.  The Committee will not permit any Options to be granted without first obtaining the necessary approvals of the Regulatory Authorities unless such Options are granted conditional upon such approvals being obtained.  The Committee will make all filings required with the Regulatory Authorities in respect of the Plan and each grant of Options hereunder.  No Option granted will be exercisable or binding on the Corporation unless and until any necessary approvals of the Regulatory Authorities have been obtained.  The Committee shall be entitled to amend the Plan and the Options granted hereunder in order to secure any approvals required by the Regulatory Authorities and such amendments will not require the consent of the Option Holders under Section 8.2 of the Plan.

9.3 Inability to Obtain Regulatory Approvals.  The Corporation's inability to obtain approval from any applicable Regulatory Authority, which approval is deemed by the Committee to be necessary to complete the grant of Options hereunder, the exercise of those Options or the lawful issuance and sale of any Shares pursuant to such Options, shall relieve the Corporation of any liability with respect to the failure to complete such transaction.

9.4 Acceding to Shareholder and/or Voting Trust Agreements.  In order to exercise an Option, and prior to the issuance of any Shares pursuant to the exercise of any Option, the Option Holder must accede and agree to be bound by the Shareholders' Agreement.

9.5 U.S. Securities Laws.  Neither the Options nor the Shares which may be acquired pursuant to the exercise of the Options have been registered under the U.S. Securities Act or under any securities law of any state of the United States of America and are considered "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act and any Shares shall be affixed with an applicable restrictive legend as set forth in the Option Certificate. The Options may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the U.S. Securities Act and the securities laws of all applicable states or available exemptions therefrom, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Options or the Shares underlying the Options, which could result in such U.S. Option Holder not being able to dispose of any Shares issued on exercise of Options for a considerable length of time.  Each U.S. Option Holder or anyone who becomes a U.S. Option Holder, who is granted an Option in the United States, who is a resident of the United States or who is otherwise subject to the U.S. Securities Act or the securities laws of any state of the United States will be required to complete an Option Certificate which sets out the applicable United States restrictions.

9.6 Furnishing of Financial Information to California Participants.  The Company shall furnish summary financial information (audited or unaudited) of the Company's financial condition and results of operations, consistent with the requirements of applicable laws, at least annually to each California Participant during the period such Executive, Employee or Consultant has one or more Options outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Executive, Employee or Consultant owns such Shares; provided, however, the Company shall not be required to provide such information if (i) the issuance is limited to key persons whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the U.S. Securities Act; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a "family member" as that term is defined in Rule 701.

PART 10
ADJUSTMENTS AND TERMINATION

10.1 Termination of Plan.  Subject to any necessary approvals of the Regulatory Authorities, the Committee may terminate or suspend the Plan.

10.2 No Grant During Suspension of Plan.  No Option may be granted during any suspension, or after termination, of the Plan.  Subject to any requirements from the Regulatory Authorities, suspension or termination of the Plan shall not, without the consent of the Option Holder, alter or impair any rights or obligations under any Option previously granted.

10.3 Alteration in Capital Structure.  If there is a material alteration in the capital structure of the Corporation and the Shares are consolidated, subdivided, converted, exchanged, reclassified or in any way substituted for, the Committee shall make such adjustments to the Plan and to the Options then outstanding under the Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each Option Holder shall, to the extent practicable, be maintained as before the occurrence of such event.

Such adjustments may include, without limitation:

(a) a change in the number or kind of shares of the Corporation covered by such Options; and

(b) a change in the Exercise Price payable per Share provided, however, that the aggregate Exercise Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the Exercise Price per Share and the number of Shares subject thereto.

For purposes of this Section 10.3, and without limitation, neither:

(c) the issuance of additional securities of the Corporation in exchange for adequate consideration (including services); nor

(d) the conversion of outstanding securities of the Corporation into Shares;

shall be deemed to be material alterations of the capital structure of the Corporation.

Any adjustment made to any Options pursuant to this Section 10.3 shall not be considered an amendment requiring the Option Holder's consent for the purposes of Section 8.2 of the Plan.

10.4 Triggering Events.  Subject to the Corporation complying with Section 10.5, the Committee may, without the consent of the Option Holder or Holders in question:

(a) cause all or a portion of any of the Options granted under the Plan to terminate upon the occurrence of a Triggering Event; or

(b) cause all or a portion of any of the Options granted under the Plan to be exchanged for incentive stock options of another corporation or other valuable consideration upon the occurrence of a Triggering Event in such ratio and at such Exercise Price as the Committee deems appropriate, acting reasonably.

Such termination or exchange shall not be considered an amendment requiring the Option Holder's consent for the purpose of Section 8.2 of the Plan. Without limiting the generality of the foregoing, if in connection with a Triggering Event, the Regulatory Authorities or the underwriter, if applicable, require that the Shares acquired upon the exercise of the Option be deposited in pool or escrow or lock-up, the Option Holder shall deposit such Shares in pool or escrow on such terms as may be required by the Regulatory Authorities or the underwriter.

10.5 Notice of Termination by Triggering Event.  If the Committee wishes to cause all or a portion of any of the Options granted under the Plan to terminate on the occurrence of a Triggering Event, it must give written notice to the Option Holders in question not less than 10 days before the consummation of a Triggering Event so as to permit the Option Holder the opportunity to exercise the vested  portion of the Options before such termination.  Upon the giving of such notice and subject to any necessary approvals from the Regulatory Authorities, all such vested Options which the Corporation proposes to terminate shall become immediately exercisable notwithstanding any contingent vesting provision to which such Options may have otherwise been subject, except to the extent that such contingent vesting provisions are related in nature or kind to the Triggering Event, in which case such contingent vesting provisions will prevail.

10.6 Determinations to be Made By Committee.  Adjustments and determinations under this Part 10 shall be made by the Committee, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

SCHEDULE "A"

THE HOLDER OF THIS SECURITY IS SUBJECT TO A SHAREHOLDERS' AGREEMENT DATED ●, MADE AMONG THE CORPORATION AND ITS SECURITYHOLDERS, AS AMENDED FROM TIME TO TIME, WHICH AGREEMENT CONTAINS RESTRICTIONS ON THE RIGHT TO SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF OR DEAL WITH SUCH SECURITIES.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (i) [INSERT GRANT DATE]; AND (ii) THE DATE THE CORPORATION BECAME A REPORTING CORPORATION IN ANY PROVINCE OR TERRITORY.

[Include the following legend for U.S. persons: THE OPTION REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IT HAS, IN THE CASE OF EACH OF (C) AND (D), PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.]

[INSTRUCTIONS: Include such additional legends prescribed by Regulatory Authorities, if required.]

ALGERNON NEUROSCIENCE INC.

STOCK OPTION PLAN - FORM OF OPTION CERTIFICATE

This Option Certificate is issued pursuant to the provisions of the Stock Option Plan (the "Plan") of Algernon Neuroscience Inc. (the "Corporation").  Capitalized terms used but not otherwise defined in this Option Certificate will have the meanings given to them in the Plan.

[For U.S. persons, a determination needs to be made as to whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option and should be stated here as to which.]

This Option Certificate evidences that [name of Option Holder] is the holder (the "Option Holder") of an option (the "Option") to purchase up to [number of shares] Common Shares (the "Shares") in the authorized share structure of the Corporation at a purchase price of CAD$● per Share (the "Exercise Price").  The portion of this Option that has vested  to the Option Holder may be exercised at any time and from time to time from and including the following Grant Date through to and including up to 5:00 p.m. local time in Vancouver, British Columbia (the "Expiry Time") on the following Expiry Date:

(a) the Grant Date of this Option is ●, 20●; and

(b) the Expiry Date of this Option is ●, 20●.

The Options will not be exercisable unless and until they have vested and then only to the extent that they have vested.  The Options will vest in accordance with the Vesting Schedule and such other terms as set out on Appendix 1 to this Option Certificate.

To exercise this Option, the Option Holder must deliver to the Administrator of the Plan, before the Expiry Time,

1. an Exercise Notice, in the form provided in the Plan, together with

2. the original of this Option Certificate and a certified cheque or bank draft to the Corporation or its legal counsel in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised, and

3. as a condition precedent to the issuance of any Shares on the exercise of the Options pursuant to this Option Certificate, an executed copy of the Shareholders' Agreement, and/or an accession agreement to the Corporation's then-current shareholders' agreement or voting trust agreement as may be applicable to the Option Holder, as may be determined by the Corporation from time to time, a copy of which is available upon the Option Holder's request.

This Option Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan, including such other terms, if any, as set out in the Shareholders' Agreement.  This Option Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Corporation shall prevail.  This Option is also subject to, in addition to the provisions of the Plan, the terms and conditions contained in the schedules or appendices, if any, attached hereto.  Should the terms and conditions contained in such schedules or appendices be inconsistent with the provisions of the Plan, the provisions of such schedules or appendices shall govern. Should the terms and conditions contained in the Plan, including the schedules thereto, be inconsistent with the provisions of the Shareholders' Agreement, if any, the provisions of the Shareholders' Agreement shall govern.

The Option Holder hereby accepts and agrees to be bound by any applicable shareholders' agreement and/or voting trust, including the Shareholders' Agreement.

The Option Holder hereby further acknowledges and consents that:

1. the Option Holder has received a copy of the Plan and has read, understands and agrees to be bound by the provisions of the Plan;

2. the Option Holder may suffer tax consequences as a result of the grant of this Option, the exercise of the Option and the disposition of Shares.  The Option Holder acknowledges that they are not relying on the Corporation for any tax advice;

3. nothing in this certificate or the plan shall confer upon the Option Holder any right with respect to continued employment or directorship or a continuing consultant or service provider contract, nor shall it interfere with the Option Holder's right or the company's right to terminate such employment, directorship or contract for any reason or no reason.

4. the Option Holder is, under the terms and conditions of the Plan, a bona fide Executive, Employee or Consultant, entitled to receive Options under the Plan and applicable laws;

5. the Options granted hereunder shall Vest, be redeemed and terminate in accordance with the provisions set out in this Option Certificate and the provisions of the Plan;

6. the certificate(s) representing the Shares issuable upon exercise of any Options will be endorsed with the following or a similar legend and, in any event, will comply with the restrictions on disposition of applicable securities laws and stock exchange policies (if applicable):

"THE HOLDER OF THIS SECURITY IS SUBJECT TO A SHAREHOLDERS' AGREEMENT DATED ●, MADE AMONG THE CORPORATION AND ITS SECURITYHOLDERS, AS AMENDED FROM TIME TO TIME, WHICH AGREEMENT CONTAINS RESTRICTIONS ON THE RIGHT TO SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF OR DEAL WITH SUCH SECURITIES.

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (i) [INSERT GRANT DATE]; AND (ii) THE DATE THE CORPORATION BECAME A REPORTING CORPORATION IN ANY PROVINCE OR TERRITORY."

7. If the Option Holder is a U.S. person or is located in the United States, the Optionee acknowledges and agrees as follows:

(a) The Option and the Shares (collectively, the "Securities") have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States, and the option is being granted to the Option Holder in reliance on an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(b) The Securities will be "restricted securities", as defined in Rule 144 under the U.S. Securities Act, and the rules of the United States Securities and Exchange Commission provide in substance that the Option Holder may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and the Company has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder, if available).

(c) If the Option Holder decides to offer, sell or otherwise transfer any of the Shares, the Option Holder will not offer, sell or otherwise transfer the Shares directly or indirectly, unless:

(i) the sale is to the Corporation;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act ("Regulation S") and in compliance with applicable local laws and regulations;

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(iv) the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities;

and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under applicable securities laws.

(d) The option may not be exercised by or for the account or benefit of a person in the United States or a U.S. person unless registered under the U.S. Securities Act and any applicable state securities laws, unless an exemption from such registration requirements is available.

(e) The certificate(s) representing the Shares will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws:

"The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States.  The holder hereof, by purchasing such securities, agrees for the benefit of the Company, that such securities may be offered, sold or otherwise transferred only (a) to the Company; (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with all applicable local laws and regulations; (c) in accordance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws; or (d) in a transaction that does not require registration under the U.S. Securities Act and any applicable state securities laws, and, in the case of clause (c) or (d), the seller furnishes to the Company an opinion of counsel of recognized standing in form and substance satisfactory to the Company to such effect.  The presence of this legend may impair the ability of the holder hereof to effect "good delivery" of the securities represented hereby on a Canadian stock exchange."

provided, that if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and such Shares were acquired at a time when the Corporation is a "foreign issuer" as defined in Regulation S, the legend set forth above may be removed by providing an executed declaration to the Corporation, or the registrar and transfer agent of the Corporation, if any, in substantially the form set forth as Schedule "C" hereto (or in such other form as the Corporation may prescribe from time to time) and, if requested by the Corporation or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Shares are being sold otherwise than in accordance with Regulation S and other than to the Corporation, the legend may be removed by delivery to the registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(f) Rule 905 of Regulation S provides in substance that any "restricted securities" that are equity securities of a "domestic issuer" (including an issuer that no longer qualifies as a "foreign issuer") will continue to be deemed to be restricted securities notwithstanding that they were acquired in a resale transaction pursuant to Rule 901 or 904 of Regulation S; Rule 905 of Regulation S will apply in respect of Shares if the Corporation is not a "foreign issuer" at the time of exercise of the related options, and that the Corporation is not obligated to remain a "foreign issuer".

(g) "Domestic issuer", "foreign issuer", "United States" and "U.S. person" are as defined in Regulation S.

8. the Option Holder acknowledges and consents to the Corporation collecting the Participant's personal information for the purposes of this Option Certificate; retaining the personal information for as long as permitted or required by applicable law or business practices; and providing to various Regulatory Authorities, as may be required by applicable securities laws and stock exchange rules and policies (if applicable), and the rules of the Investment Industry Regulatory Organization of Canada (IIROC) or to give effect to this Option Certificate any personal information provided by the Option Holder.

ALGERNON NEUROSCIENCE INC.

Per:        _______________________________________
 Authorized Signatory

The Option Holder acknowledges receipt of a copy of the Plan and represents to the Corporation that the Option Holder is familiar with the terms and conditions of the Plan, and hereby accepts this Option subject to all of the terms and conditions of the Plan.  The Option Holder agrees to execute, deliver, file and otherwise assist the Corporation in filing any report, undertaking or document with respect to the awarding of the Option and exercise of the Option, as may be required by the Regulatory Authorities. The Option Holder further acknowledges that if the Plan has not been approved by the shareholders of the Corporation on the Grant Date, this Option may not be exercisable until such approval has been obtained, as required by the Regulatory Authorities.

Signature of Option Holder:	Date signed: ___________________________________

___________________________________________ Signature	Address: __________________________________________

___________________________________________ Print Name

APPENDIX 1 TO OPTION CERTIFICATE

VESTING SCHEDULE AND ADDITIONAL TERMS

[INSTRUCTIONS: Complete the following additional terms and any other special terms, if applicable, or remove the inapplicable terms or this schedule entirely.]

The additional terms and conditions attached to the Option represented by this Option Certificate are as follows: ●

1. The Options will not be exercisable unless and until they have vested  and then only to the extent that they have vested . The Options will Vest in accordance with the following:

(a) ● Shares (●%) will Vest and be exercisable on or after the Grant Date;

(b) ● additional Shares (●%) will Vest and be exercisable on or after ● [date];

(c) ● additional Shares (●%) will Vest and be exercisable on or after ● [date];

(d) ● additional Shares (●%) will Vest and be exercisable on or after ● [date];

2. Upon the Option Holder ceasing to hold a position with the Corporation, other than as a result of the events set out in paragraphs 4.4(a) or 4.4(b) of the Plan, the Expiry Date of the Option shall be ● [INSTRUCTIONS: Insert date desired that is longer or shorter than the standard 30 days as set out in the Plan] following the date the Option Holder ceases to hold such position.

SCHEDULE "B"
ALGERNON NEUROSCIENCE INC.

STOCK OPTION PLAN - NOTICE OF EXERCISE OF OPTION

TO: The Administrator, Stock Option Plan
Algernon Neuroscience Inc.
●[Business Address of Corporation]

(or such other address as the Corporation may advise)

The undersigned (the "Option Holder") hereby irrevocably gives notice, pursuant to the Stock Option Plan (the "Plan") of Algernon Neuroscience Inc. (the "Corporation"), of the exercise of the Option to acquire and hereby subscribes for (please check all of the following categories that apply):

(a) ☐  all of the Shares; or

(b) ☐ __________________________ of the Shares;

which are the subject of the Option Certificate attached hereto. (Attach your original Option Certificate)

The Option Holder tenders herewith a ☐Error! Bookmark not defined. certified cheque or ☐Error! Bookmark not defined. bank draft (check one) payable to Algernon Neuroscience Inc. in an amount equal to the aggregate Exercise Price of the aforesaid Shares and directs the Corporation to issue the certificate OR a written notice in the case of uncertificated Shares evidencing said Shares in the name of the undersigned, evidence of which is to be physically or electronically mailed (choose one) to the Option Holder at the following:

 Address:

 ___________________________________
 ___________________________________
 ___________________________________

 E-Mail:

___________________________________

The Option Holder acknowledges the Option is not validly exercised unless this Notice is completed in strict compliance with this form and delivered to the required address with the required payment before 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date of the Option.

The Option Holder further acknowledges that, as a condition precedent to the issuance of any Shares on the exercise of the Options pursuant to the Option Certificate, the Option Holder must agree to be fully bound by any current shareholders' or voting trust agreement, as will be provided to the Option holder by the following submission of this notice.

1. The Option Holder represents, warrants and certifies as follows (please check all of the categories that apply):

(a) ☐ . the undersigned holder at the time of exercise of the option is not in the United States, is not a "U.S. person" as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and is not exercising the option on behalf of, or for the account or benefit of a U.S. person or a person in the United States and did not execute or deliver this exercise form in the United States;

(b) ☐  the undersigned holder is resident in the United States or is a U.S. person who is a resident of the jurisdiction referred to in the address appearing above, and is a U.S. Accredited Investor and has completed the U.S. Accredited Investor Status Certificate in the form attached to this Notice of Exercise;

(c) ☐  the undersigned holder is resident in the United States or is a U.S. person who is a resident of the jurisdiction referred to in the address appearing above, and is a natural person who is either: (i) a director, officer or employee of the Corporation or of a majority-owned subsidiary of the Corporation (each, an "Eligible Person"), (ii) a consultant who is providing bona fide services to the Corporation or a majority-owned subsidiary of the Corporation that are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation's securities (an "Eligible Consultant"), or (iii) a former Eligible Person or Eligible Consultant; and/or

(d) ☐  if the undersigned holder is resident in the United States or is a U.S. person, the undersigned holder has delivered to the Corporation and the Corporation's transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Corporation) or such other evidence satisfactory to the Corporation to the effect that with respect to the securities to be delivered upon exercise of the option, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available;

2. "United States" and "U.S. person" are as defined in Regulation S under the U.S. Securities Act.

Note:  Certificates representing Shares will not be registered or delivered to an address in the United States unless Box 1(b), (c) or (d) above is checked.

3. If the undersigned Option Holder has marked Box 1(b), (c) or (d) above, the undersigned Option Holder hereby represents, warrants, acknowledges and agrees that:

(a) funds representing the subscription price for the Shares which will be advanced by the undersigned to the Corporation upon exercise of the options will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act"), and the undersigned acknowledges that the Corporation may in the future be required by law to disclose the undersigned's name and other information relating to this exercise form and the undersigned's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act.  No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Corporation if the undersigned discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith;

(b) the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(c) there may be material tax consequences to the Optionee of an acquisition or disposition of any of the Shares. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Optionee under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such securities. In particular, no determination has been made whether the Corporation will be a "passive foreign investment company" within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended; and

(d) if the undersigned has marked Box 1(c) above, the Corporation may rely on the registration exemption in Rule 701 under the U.S. Securities Act and a state registration exemption, but only if such exemptions are available; in the event such exemptions are determined by the Corporation to be unavailable, the undersigned may be required to provide additional evidence of an available exemption, including, without limitation, the legal opinion contemplated by Box 1(d).

4. If the undersigned Optionee has marked Box 1(b) above, the undersigned represents and warrants to the Corporation that:

(a) the Optionee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

(b) the Corporation has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Corporation as he or she has considered necessary or appropriate in connection with his or her investment decision to acquire the Shares;

(c) the undersigned is: (i) purchasing the Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; and (ii) is purchasing the Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and

(d) the undersigned has not exercised the option as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

5. If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking Box 1(b) above, or if the undersigned has marked Box 1(c) above on the basis that the exercise of the option is subject to the registration exemption in Rule 701 under the U.S. Securities Act and an available state registration exemption, the undersigned also acknowledges and agrees that:

(a) the Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and the Shares will be issued as "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws absent an exemption from such registration requirements; and

(b) the certificate(s) representing the Shares will be endorsed with a U.S. restrictive legend substantially in the form set forth in the Option Certificate until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws.

DATED the ___________  day of ______________________, 20____.

Signed and Delivered by the Option Holder in the presence of:

___________________________________________
Witness (Signature)

___________________________________________
Witness Name (please print)

___________________________________________
Witness Address

___________________________________________
Witness City, Province

___________________________________________
Witness Occupation

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	_______________________________________ Option Holder (Signature) ___________________________________________ Option Holder Name (please print)

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of an option to purchase shares of Algernon Neuroscience Inc. (the "Corporation") by the Optionee, the Optionee hereby represents and warrants to the Corporation that the Optionee satisfies one or more of the following categories of Accredited Investor (please initial each category that applies):

______ (1) Any director or executive officer of the Corporation; or

______ (2) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase of the Shares contemplated by the accompanying Notice of Option Exercise, exceeds US$1,000,000 (for the purposes of calculating net worth: (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of the Shares, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time execution of the accompanying Notice of Option Exercise exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability); or

______ (3) A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

______ (4) An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

______ (5) An entity in which all of the equity owners meet the requirements of at least one of the above categories (if this alternative is checked, you must identify each equity owner and provide statements signed by each demonstrating how each qualifies as an Accredited Investor).

SCHEDULE "C"

ALGERNON NEUROSCIENCE INC.

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: Algernon Neuroscience Inc. (the "Company")

AND TO: Registrar and transfer agent for the common shares of the Company, if any

The undersigned (a) acknowledges that the sale of ____________________________________ (the "Securities") of the Company, represented by certificate number _________________________________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) the undersigned is not (A) an "affiliate" of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (B) a "distributor" as defined in Regulation S or (C) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another "designated offshore securities market", and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any "directed selling efforts" in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act; (7) the undersigned shall comply with all of the terms and conditions of Rule 904 of Regulation S in connection with the sale of the Securities, (8) the Securities will not be deposited with the Depositary Trust Company, Cede & Co. or any successor thereto prior to sale, and (9) if the undersigned is unable to sell the Securities pursuant to Rule 904 of Regulation S, the undersigned will return them, or cause them to be returned, to the Company, or the Company's transfer agent, if any, for the re-imposition of the appropriate restrictive legends under applicable United States law.

The undersigned understands that the Company, its transfer agent, if any, and others are relying upon the representations contained in this Declaration. The undersigned agrees to and does hereby indemnify and hold the Company, its transfer agent, directors, officers, employees, agents and counsel (collectively, the "Indemnified Parties") harmless from and against any claim against any Indemnified Party as a result of or which involves the inaccuracy of any representation or the breach of any warranty or covenant made by the undersigned in this Declaration, including, without limitation, all expenses, reasonable attorneys' fees and court costs incurred as a result of any such inaccuracy of any representation or breach of any warranty or covenant.

[signature page follows]

Dated _______________ 20_.

X ________________________________________________
Signature of individual (if Seller is an individual)

X ________________________________________________
Authorized signatory (if Seller is not an individual)

__________________________________________________
Name of Seller (please print)

__________________________________________________
Name of authorized signatory (please print)

__________________________________________________
Official capacity of authorized signatory (please print)

Affirmation by Seller's Broker-Dealer
(Required for sales pursuant to Section (b)(2)(B) above)

We have read the foregoing representations of our customer, _________________________ (the "Seller") dated _______________________, with regard to the sale, for such Seller's account, of _________________ common shares (the "Securities") of the Company represented by certificate number ______________.  We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), on behalf of the Seller.  In that connection, we hereby represent to you as follows:

(1) no offer to sell Securities was made to a person in the United States;

(2) the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3) no "directed selling efforts" were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4) we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker's commission that would be received by a person executing such transaction as agent.

For purposes of these representations: "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; "directed selling efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and "United States" means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Dated: ___________________ 20___.

__________________________________________________
Name of Firm

By:  ______________________________________________
 Authorized Officer